Exhibit 99.1

Tilly’s, Inc. Announces First Quarter Fiscal 2013 Results

•    First Quarter Net Sales Increased 13%; Comp Store Sales Increased 1.1%

•    First Quarter Net Income of $2.3 million

•    Increases Full Year 2013 Outlook

Irvine, CA – May 29, 2013 – Tilly’s, Inc. (NYSE: TLYS) today announced financial results for the first quarter of fiscal 2013 ended May 4, 2013.

“Our first quarter results were better than expected as comparable store sales in March and April improved from February, driven by the depth and relevance of our merchandise offering particularly during the critical spring break and pre-Easter periods. We maintained our pricing integrity during a highly promotional environment and ended the quarter with inventory that was clean, current and well positioned for summer,” commented Daniel Griesemer, President and Chief Executive Officer. “These results reflect the strength of our business model and the diligent execution of our team that remains focused on making strategic decisions for the long-term health of our brand.”

For the first quarter ended May 4, 2013:

•	Total net sales were $109.1 million, an increase of 13.0% compared to the first quarter of 2012.

•

Comparable store sales, which include e-commerce sales, increased 1.1% compared to the first quarter of 2012. E-commerce sales were $12.6 million, an increase of 16% compared to the first quarter of 2012.

•	Gross profit increased 5.9% to $32.2 million compared to the first quarter of 2012. Gross margin was 29.5%, compared to 31.5% in the first quarter of 2012.

•	Operating income was $3.9 million compared to $6.0 million in the first quarter of 2012. Operating margin was 3.6%, compared to 6.2% in the first quarter of 2012.

•

Net income was $2.3 million, or $0.08 per diluted share, based on a weighted average diluted share count of 28.0 million shares. This compares to first quarter 2012 net income of $5.9 million, or $0.29 per diluted share, and first quarter 2012 adjusted net income of $3.2 million, or $0.15 per diluted share, based on 20.5 million weighted average diluted shares. Adjusted net income assumes an expected annual effective tax rate of 40%, and adds back a charge for on-going non-cash compensation expense for stock options similar to the charge in the other three quarters of fiscal year 2012.

•	At the conclusion of this press release is a reconciliation of non-GAAP results to GAAP results.

Balance Sheet and Liquidity

As of May 4, 2013, the Company had $48.6 million of cash and marketable securities and no borrowings or debt outstanding on its revolving credit facility.

Second Quarter 2013 Outlook

We expect comparable store sales to be flat to a low-single digit increase compared to a 5.1% comparable store sales increase in the second quarter of 2012. Additionally, the 2013 fiscal calendar shift will cause the first peak week of the Company’s Back-to-School season to fall in the end of the second quarter this year compared to being the first week of the third quarter last year. As a result, we expect an estimated $8.0 million to $9.0 million in sales will shift into the Company’s second quarter from the third quarter, when compared to the 2012 fiscal calendar. Using the anticipated effective tax rate of 40%, net income for the second quarter is expected to be in the range of $3.2 million to $3.8 million, or $0.11 to $0.14 per diluted share, and assumes a weighted average diluted share count of 28.2 million shares, compared to 27.3 million weighted average diluted shares in the second quarter of last year.

Second quarter 2012 adjusted net income was $2.6 million, which excludes a one-time, non-cash compensation charge to SG&A and a one-time net tax provision benefit, and includes a 40% effective tax rate to make that quarter comparable. (See reconciliation of non-GAAP results to GAAP results at the end of this release.)

Fiscal Year 2013 Outlook

The Company continues to expect comparable store sales growth in the low-single digit range for fiscal 2013, on a 52-week vs. 52-week basis. Using an anticipated full year effective tax rate of 40%, net income for fiscal year 2013 is expected to be in the range of $21.5 million to $23.3 million, or $0.76 to $0.82 per diluted share, and assumes a weighted average diluted share count of 28.3 million shares, compared to 26.1 million weighted average diluted shares for the full year 2012.

Full year 2012 adjusted net income was $22.9 million, which includes four quarters of ongoing stock –based compensation expense totaling $2.7 million and a 40% effective tax rate for the entire year, and excludes a one-time charge to recognize life-to-date stock-based compensation that was recorded in the second quarter of 2012 and a one-time tax benefit resulting from the conversion of deferred tax assets to the higher C-corporation value of those assets. (See reconciliation of non-GAAP results to GAAP results at the end of this release.)

Chief Financial Officer Retirement

Tilly’s today announced that Bill Langsdorf, the Company’s Senior Vice President and Chief Financial Officer, plans to retire later this year. Mr. Langsdorf plans to remain CFO until his successor is in place, and intends to work closely with Tilly’s management to ensure a smooth and successful transition of his responsibilities.

“I want to thank Bill for his many important contributions to Tilly’s success,” said Daniel Griesemer, Tilly’s President and Chief Executive Officer. “For more than six years, Bill has been a valuable and dedicated business partner to Tilly’s, and was instrumental in preparing Tilly’s for its successful initial public offering in 2012. He displays a unique blend of thoughtfulness, strategic thinking and hard work that earns him the respect, admiration and confidence of everyone who has the pleasure of working with him, both inside and outside of the Company. We wish him all the best in his future endeavors.”

“I am proud of the Tilly’s team and what we have accomplished over the last several years,” said Mr. Langsdorf. “The company is well prepared for the future. After having completed our initial public offering last year, this is an opportune time for me to move to the next chapter. I look forward to assisting management as needed during this transition period.”

Conference Call Information

A conference call to discuss the financial results is scheduled for today, May 29, 2013, at 4:30 p.m. ET (1:30 p.m. PT). Investors and analysts interested in participating in the call are invited to dial (888) 438-5524 at 4:25 p.m. ET (1:25 p.m. PT). The conference call will also be available to interested parties through a live webcast at www.tillys.com. Please visit the website and select the “Investor Relations” link at least 15 minutes prior to the start of the call to register and download any necessary software.

A telephone replay of the call will be available until June 12, 2013, by dialing (877) 870-5176 (domestic) or (858) 384-5517 (international) and entering the conference identification number: 3921385. Please note participants must enter the conference identification number in order to access the replay.

About Tilly’s

Tilly’s is a fast-growing destination specialty retailer of West Coast inspired apparel, footwear and accessories with an extensive assortment of the most relevant and sought-after brands rooted in action sports, music, art and fashion. Tilly’s is headquartered in Southern California and, as of May 4, 2013, operated 175 stores and through its website, www.tillys.com.

Non-GAAP Financial Measures

In addition to reporting financial measures in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides certain non-GAAP financial measures including “adjusted selling, general and administrative expenses”, “adjusted operating income”, “adjusted income before income taxes”, “adjusted income tax provision”, “adjusted net income”, “adjusted basic earnings per share” and “adjusted diluted earnings per share”. These amounts are not in accordance with, or an alternative to, GAAP. The Company’s management believes that these measures provide investors with transparency by helping illustrate the financial results: (i) as if the Company had been a publicly traded “C” Corporation during the relevant time periods, in order to provide a better comparison of past periods to current periods as a “C” Corporation; and (ii) to exclude items that may not be indicative of, or are unrelated to, the Company’s core operating results, providing a better baseline for analyzing trends in the underlying business.

For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the accompanying table titled “Supplemental Information - Consolidated Statements of Income; Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” contained in this press release.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by our representatives are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding our guidance, future financial and operating results and any other statements about our future expectations, plans, intentions, beliefs or prospects expressed by management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to, our ability to respond to changing customer preferences, execute our growth strategy, expand into new markets, effectively compete with other retailers, enhance our brand image and other factors that are detailed in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on April 3, 2013, including those detailed in the section titled “Risk Factors” and in our other filings with the SEC, which are available from the SEC’s website at www.sec.gov and from our website at www.tillys.com under the heading “Investor Relations”. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We do not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. This release should be read in conjunction with our financial statements and notes thereto contained in our Form 10-K.

Tilly’s, Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	May 4, 2013	February 2, 2013

ASSETS
Current assets:
Cash and cash equivalents	$18,624	$17,314
Marketable securities	29,935	39,868
Receivables	8,089	5,934
Merchandise inventories	49,665	46,595
Prepaid expenses and other current assets	12,376	11,387

Total current assets	118,689	121,098
Property and equipment, net	87,322	80,926
Other assets	3,660	3,357

Total assets	$209,671	$205,381

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,173	$18,261
Deferred revenue	4,525	5,453
Accrued compensation and benefits	3,366	6,094
Accrued expenses	13,244	12,132
Current portion of deferred rent	4,830	4,555
Current portion of capital lease obligation/Related party	723	712

Total current liabilities	46,861	47,207
Long-term portion of deferred rent	39,227	37,620
Long-term portion of capital lease obligation/Related party	3,073	3,258

Total long-term liabilities	42,300	40,878

Total liabilities	89,161	88,085

Commitments and contingencies

Stockholders’ equity:
Common stock (Class A), $0.001 par value; May 4, 2013 - 100,000 shares authorized, 10,783 shares issued and outstanding; February 2, 2013 - 100,000 shares authorized, 10,772 shares issued and outstanding	11	11
Common stock (Class B), $0.001 par value; May 4, 2013 and February 2, 2013 - 35,000 shares authorized, 16,920 shares issued and outstanding	17	17
Preferred stock, $0.001 par value; May 4, 2013 and February 2, 2013 - 10,000 shares authorized, no shares issued or outstanding	—	—
Additional paid-in capital	118,283	117,391
Retained earnings (deficit)	2,168	(140)
Accumulated other comprehensive income	31	17

Total stockholders’ equity	120,510	117,296

Total liabilities and stockholders’ equity	$209,671	$205,381

Tilly’s, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended
	May 4, 2013	April 28, 2012

Net sales	$109,119	$96,524
Cost of goods sold (includes buying, distribution, and occupancy costs)	76,921	66,106

Gross profit	32,198	30,418
Selling, general and administrative expenses	28,281	24,392

Operating income	3,917	6,026
Interest expense, net	49	44

Income before income taxes	3,868	5,982
Income tax expense	1,560	68

Net income	$2,308	$5,914

Basic earnings per share	$0.08	$0.30
Diluted earnings per share	$0.08	$0.29
Weighted average basic shares outstanding	27,692	20,000
Weighted average diluted shares outstanding	28,027	20,512

Tilly’s, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirteen Weeks Ended
	May 4, 2013	April 28, 2012

Cash flows from operating activities
Net income	$2,308	$5,914
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,650	3,904
Gain on disposal of assets	(3)	(115)
Gain on sales and maturities of marketable securities	(44)	—
Deferred income taxes	347	—
Stock-based compensation expense	892	—
Changes in operating assets and liabilities:
Receivables	(2,155)	(2,489)
Merchandise inventories	(3,070)	(3,599)
Prepaid expenses and other assets	(1,648)	(502)
Accounts payable	1,912	687
Accrued expenses	1,493	22
Accrued compensation and benefits	(2,728)	(2,672)
Deferred rent	1,882	3,761
Deferred revenue	(928)	(981)

Net cash provided by operating activities	2,908	3,930

Cash flows from investing activities
Purchase of property and equipment	(11,435)	(7,523)
Proceeds from sale of property and equipment	11	—
Insurance proceeds from casualty loss	—	641
Maturities of marketable securities	10,000	—

Net cash used in investing activities	(1,424)	(6,882)

Cash flows from financing activities
Payment of capital lease obligation	(174)	(163)
Distributions	—	(260)

Net cash used in financing activities	(174)	(423)

Change in cash and cash equivalents	1,310	(3,375)
Cash and cash equivalents, beginning of period	17,314	25,091

Cash and cash equivalents, end of period	$18,624	$21,716

Tilly’s, Inc.

Supplemental Information - Consolidated Statements of Income

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

(In thousands, except per share amounts)

(Unaudited)

The tables below reconcile the non-GAAP financial measures of adjusted selling, general and administrative expenses (“SG&A”), adjusted operating income, adjusted income before income taxes, adjusted income tax provision, adjusted net income, and adjusted basic and diluted earnings per share, with the most directly comparable GAAP financial measures of actual SG&A, actual operating income, actual income before income taxes, actual income tax provision, actual net income, and actual basic and diluted earnings per share.

		Q1 2012
		(quarter ended April 28, 2012)
		Reported (GAAP)	Adjustments	Adjusted

Selling, general and administrative expenses	(1)	24,392	700	25,092
Operating income		6,026	(700)	5,326
Income before income taxes		5,982	(700)	5,282
Income tax provision	(2)	68	2,045	2,113
Net income		5,914	(2,745)	3,169

Basic earnings per share		$0.30	($0.14)	$0.16
Diluted earnings per share		$0.29	($0.14)	$0.15

Notes:

(1)	Adjustment to fiscal 2012 first quarter SG&A expenses reflects adding a charge for on-going stock-based compensation expense similar to the charge in the other three quarters of fiscal year 2012. These on-going charges commenced following the Company’s IPO at the beginning of the second quarter of fiscal 2012.
(2)	The tax provision rate for fiscal year 2012 is adjusted to the expected long-term effective tax rate of 40% as a “C” corporation. The GAAP tax provision rate in 2012 reflected the Company being taxed as an “S” corporation until early in the second quarter of fiscal 2012 when it began being taxed as a “C” corporation.

		Q2 2012			Full Year 2012
		(quarter ended July 28, 2012)			(53 week year ended February 2, 2013)
		Reported (GAAP)	Adjustments	Adjusted	Reported (GAAP)	Adjustments	Adjusted

Selling, general and administrative expenses	(1)	34,462	(7,615)	26,847	118,805	(6,915)	111,890
Operating income		(3,318)	7,615	4,297	31,390	6,915	38,305
Income before income taxes		(3,278)	7,615	4,337	31,299	6,915	38,214
Income tax provision	(2)	(2,122)	3,857	1,735	7,406	7,880	15,286
Net income		(1,156)	3,759	2,602	23,893	(965)	22,928

Basic earnings per share		($0.04)	$0.14	$0.10	$0.93	($0.04)	$0.89
Diluted earnings per share		($0.04)	$0.13	$0.09	$0.92	($0.04)	$0.88

Diluted shares outstanding (thousands)	(3)	27,280	403	27,683	26,076	—	26,076

Notes:

(1)	Adjustment to fiscal year 2012 second quarter SG&A expenses reflects exclusion of a $7.615 million charge for life-to-date stock-based compensation expense covering periods up to the May 2012 IPO date; adjustment to full year 2012 SG&A expenses excludes the life-to-date charge in the second quarter but adds a charge of $0.7 million in the first quarter, similar to the on-going charges for stock-based compensation expense in the other three quarters of 2012. The result of these adjustments to 2012 is to reflect only an on-going stock-based compensation expense for all quarters of the year.
(2)	The tax provision in the second quarter and full year 2012 is adjusted to the expected long-term effective tax rate of 40% as a “C” corporation. The GAAP tax provision rate in 2012 reflected the Company being taxed as an “S” corporation until the beginning of the second quarter, when it began to be taxed as a “C” corporation.
(3)	Due to a GAAP net loss in the second quarter of fiscal 2012 there was no dilution of the basic shares outstanding. As a result of the adjustments described in notes 1 and 2 above, there was adjusted net income (rather than a GAAP net loss) for the quarter and therefore incremental shares to calculate diluted earnings per share. For the full year 2012 no adjustment to diluted shares outstanding was made, as there was GAAP net income for the full year.

Tilly’s, Inc.

Store Count and Square Footage

	Stores Open at Beg of Qtr	Stores Opened During Qtr	Stores Closed During Qtr	Store Remodels- Closed	Store Remodels- Reopened	Stores Open at End of Qtr	Total Gross Square Footage End of Qtr (in thousands)
2012 Q1	140	5	0	0	0	145	1,134
2012 Q2	145	10	0	0	0	155	1,215
2012 Q3	155	7	1	0	0	161	1,272
2012 Q4	161	7	0	0	0	168	1,319

2013 Q1	168	7	0	0	0	175	1,371

Investor Relations Contact:

ICR, Inc.

Anne Rakunas/Joseph Teklits

310-954-1113

anne.rakunas@icrinc.com